UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 15, 2006
Date of Report (date of earliest event reported)

Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                ☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On December 15, 2006 Overstock.com, Inc. (the “Company”) entered into a Placement Agency Agreement with W.R. Hambrecht + Co., LLC in connection with a registered direct offering of its common stock.  Pursuant to the Placement Agency Agreement, the Company has agreed to pay the placement agent a fee of 1% of the gross proceeds of the offering.  The Placement Agency Agreement contains customary provisions, including representations and warranties and covenants, including an indemnification agreement.

The foregoing description of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by reference to the Placement Agency Agreement, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The Placement Agency Agreement has been filed in order to provide investors and the Company’s stockholders with information regarding its terms and in accordance with applicable rules and regulations of the Securities and Exchange Commission. The Placement Agency Agreement contains representations and warranties that the parties made to and solely for the benefit of each other and expressly intended third party beneficiaries in the context of all of the terms and conditions of the agreement and in the context of the specific relationship between the parties. Accordingly, investors and stockholders should not rely on the representations and warranties contained in the Placement Agency Agreement.

Item 8.01               Other Events.

On December 15, 2006 the Company priced a registered direct offering of 2,734,152 shares of its common stock at $14.63 per share.  The Company expects to receive net proceeds, before expenses, of $40 million from the offering.  Expenses of the offering are estimated at $500,000, including placement agency fees payable to W.R. Hambrecht + Co., LLC as placement agent.  The Company registered the sale of the shares with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 (File No. 333-122904) declared effective by the SEC on April 12, 2005, covering securities to be issued by the Company for consideration not exceeding $500 million in the aggregate (the “Registration Statement”).  A copy of the press release issued by the Company relating to the transaction is attached as Exhibit 99.1.

In August 2004, we entered into agreements with an entity for the purpose of buying diamonds and other jewelry, primarily to sell on our website. Effective November 30, 2006 we terminated our agreements with this entity, including our ten-year option to purchase 50% of the ownership and voting interest of the entity, a $7.4 million promissory note to the Company, and our security interest in its diamonds inventory  in exchange for a $6.7 million promissory note from a third party.

We are developing two tabs which we expect to begin displaying on our website sometime between December 20 and 30, 2006. The first is an automotive tab which will show automobiles for sale by car dealers and allow users to express offers on those automobiles through our website to the dealers. The car dealers will make the actual sales. The second is a social media tab wherein users who share common interests can collaborate with other users to author articles about their interests.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits.

10.1                           Placement Agency Agreement dated as of December 15, 2006

99.1                         Press Release dated December 15, 2006

99.2                           Other Expenses of Issuance and Distribution (pursuant to Item 14 of Form S-3)

Certain statements contained in this Form 8-K include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Jason C. Lindsey
Jason C. Lindsey
President and Chief Operating Officer
Date:	December 15, 2006